Exhibit 1


                                        Contact:   Susie Ter-Jung
                                                   Bunge Limited
                                                   1-914-684-3398
                                                   susie.ter-jung@bunge.com



           Bunge Limited's Subsidiary Bunge Alimentos Announces Wheat
                       Products Transaction With J. Macedo

WHITE PLAINS, NY - December 26, 2003 - Bunge Limited (NYSE: BG) announced that its subsidiary Bunge Alimentos S.A. has entered into a purchase and sale agreement with J. Macedo S.A., whereby Bunge Alimentos will purchase J. Macedo's wheat-based industrial, food service and bakery products businesses and Bunge Alimentos will sell its wheat-based consumer products business to J. Macedo.

Bunge Alimentos will purchase J. Macedo's flour, bakery flour and bakery pre-mix businesses, and related brands, and Bunge Alimentos will sell its household flour, cake mixes, desserts and pasta businesses, and flour brands Sol and Boa Sorte, among others. The sale excludes fixed assets, with the exception of certain facilities associated with Bunge Alimentos' pasta and cake mixes businesses, which are included in the sale.

The transaction also includes a toll manufacturing and operational agreement, whereby Bunge Alimentos and J. Macedo will supply each other with consumer flour and industrial flour, respectively, on a toll basis, and coordinate wheat origination. The parties also intend to capitalize on shared logistics opportunities.

The transaction will enable Bunge Alimentos and J. Macedo to focus on their respective areas of strength - industrial, food service and bakery businesses for Bunge Alimentos and retail consumer business for J. Macedo. The transaction will allow both companies to optimize their asset footprints, and increase the efficiency and productivity of their respective assets.

The transaction is expected to close in the first quarter of 2004, pending regulatory approval and customary closing conditions.


About Bunge

Bunge Limited (www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain with worldwide distribution capabilities and primary operations in North America, South America and Europe. Founded in 1818 and headquartered in White Plains, New York, Bunge has 24,000 employees and locations in 29 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by,

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these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and alliances; estimated demand for commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry; economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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